UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Brigham Exploration Company
 (Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition and Item 7.01 Regulation FD Disclosure

We are furnishing our press release dated June 2, 2008, which provides an operational update and announces that we have increased our borrowing base under our senior credit facility from $101 million to $135 million effective May 29, 2008 as a part of our regularly scheduled semi-annual borrowing base redetermination.  The text of the press release is furnished as attached hereto as Exhibit 99.1.

Our updated corporate presentation was posted on our website this morning. Slide 15 was posted in draft form and was corrected as of 11:00 AM Central Standard Time. If you reviewed the earlier version, please disregard.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press release dated June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2008

BRIGHAM EXPLORATION COMPANY
By:	/s/ EUGENE B. SHEPHERD, JR.

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press release dated June 2, 2008.